                                                                    Exhibit 99.1



        EDITORIAL CONTACTS:                 INVESTOR RELATIONS CONTACT:

        Kellie DiNaro                              Rosie Sundell
        Gadzoox Networks                           Gadzoox Networks
        408-361-6229                               408-360-6011
        kdinaro@gadzoox.com                 rsundell@gadzoox.com


        Elisabeth Monaghan
        The Hoffman Agency
        720-904-3790
        emonaghan@hoffman.com



                     GADZOOX NETWORKS REPORTS SECOND QUARTER
                              FISCAL 2001 EARNINGS

       Company repositions for success with new executive team, a revamped infrastructure and solid products and technology

        SAN JOSE, CALIF.--(PR NEWSWIRE)--Oct. 23, 2000--Gadzoox Networks, Inc. (Nasdaq:ZOOX) a provider of SAN (storage area network) products, today reported financial results for its second quarter of fiscal 2001.

        The Company reported net revenues of $7.2 million for the second fiscal quarter ended September 30, 2000, compared with net revenues of $9.0 million for the quarter ended June 30, 2000. The Company reported a net loss of $23.9, or $0.86 per share for the second fiscal quarter of 2001, compared to a net loss of $14.2 million, or $0.52 per share for its first fiscal quarter of 2001. The results were in line with the Company's September announcement of anticipated revenue and earnings.

        As previously reported, revenues in the September quarter of fiscal 2001 were lower due to slower than anticipated sales of the Company's Capellix line of SAN switch products . Additionally a one-time charge against earnings of $9.1 million was taken to account for production cancellation penalties as well as excess inventory manufactured on the basis of initially higher sales forecasts.

        "We are transitioning the Company, and the second quarter results clearly reflect that," said Gadzoox Networks' President and CEO Michael Parides. "What the results don't reflect is the progress we're making towards a more focused approach to products, strategic direction and how the company will function operationally."



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        Second Quarter Developments

        The Company's second fiscal quarter 2001 was marked by a number of positive developments, including:

    - The creation of a new executive management team, starting with the appointment of Michael Parides as President and CEO. Others include the addition of Clark Foy (Vice President of Marketing), Ron von Trapp (Vice President of Sales) and several additions at the director level.

    - The launch of the Capellix 2000 fibre channel switch that brought a new, entry-level price point for SANs which the company believes will significantly expand the adoption of SANs.

    - The adoption of Capellix switches by Compaq Computer Corporation into its product line and by Microsoft as part of its reference systems for testing multi-node clustering for Windows 2000.

    - Significantly improved sell-through in the distribution channel, with a 35 percent increase over the first fiscal quarter of 2001. Channel inventory in the quarter was reduced overall by 47 percent as a result of a combination of sell-through and product returns.

        "We've made substantial progress in repositioning ourselves for success," Parides said. "We're very excited at the upside potential of this company, and the foundation we now have in place to execute consistently."


        ABOUT GADZOOX NETWORKS

        Gadzoox Networks, Inc. (NASDAQ: ZOOX) provides networking solutions for enterprise storage with scalable, managed SAN solutions based on Gadzoox' Fibre Channel switches, routers, storage pooling, hubs and management products. Serving as modular building blocks, Gadzoox' products are designed to address the growth in enterprise data through the evolving capabilities of SANs. Gadzoox is an ISO 9001 certified company. Gadzoox corporate headquarters is located at 5850 Hellyer Ave., San Jose, Calif., 95138. For more information, visit the company's web site at www.gadzoox.com or call 888.423.3222.

        The statements in this news release relating to future events or predictions such as those relating to the rate of adoption of SAN's and the Company's future prospects, involve known and unknown risks and uncertainties which may cause Gadzoox' actual results in future periods to be materially different from any performance suggested in this release. Such factors include, but may not necessarily be limited to, fluctuations in customer demand, both in timing and in volume, the fact that the SAN market is new and evolving, the Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners, the ability or willingness of our partners to sell our products, market acceptance of new products, in



                                      -6-
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        particular the Capellix line of products, and the timing of such acceptance, the Company's dependence on its contract manufacturer, competition in the Company's industry and the timing of new technology. In the context of forward looking information provided in this news release, reference is made to the discussion of risk factors detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as well as subsequent filings.

                             GADZOOX NETWORKS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                       Three Months Ended             Six Months Ended
                                                       ------------------             ----------------
                                                    Sept. 30,      Sept. 30,      Sept. 30,      Sept. 30,
                                                      2000           1999           2000           1999
                                                    ---------      ---------      ---------      ---------
Net revenues                                        $  7,219       $ 11,081       $ 16,221       $ 20,292
Cost of revenues                                      13,616          6,325         18,839         11,740
                                                    --------       --------       --------       --------
  Gross margin                                        (6,397)         4,756         (2,618)         8,552
                                                    --------       --------       --------       --------
Operating expenses:
  Research and development                             8,641          4,540         14,160          8,458
  Sales and marketing                                  5,989          1,914         11,715          3,802
  General and administrative                           2,344            866          3,829          1,629
  In-process research & development                       --             --          4,900             --
  Amortization of goodwill & intangible assets         1,048             --          2,096             --
  Amortization of deferred compensation                  169            321            337            643
                                                    --------       --------       --------       --------
    Total operating expenses                          18,191          7,641         37,037         14,532
                                                    --------       --------       --------       --------
Loss from operations                                 (24,588)        (2,885)       (39,655)        (5,980)

Total other income, net                                  710            936          1,595            795
                                                    --------       --------       --------       --------

Net Loss                                            $(23,878)      $ (1,949)      $(38,060)      $ (5,185)
                                                    ========       ========       ========       ========
Basic net loss per share                            $  (0.86)      $  (0.09)      $  (1.38)      $  (0.39)
                                                    ========       ========       ========       ========

Weighted average shares used in computing
 basic net loss per share                             27,782         21,199         27,608         13,455
                                                    ========       ========       ========       ========

Pro forma basic net loss per share                  $  (0.86)      $  (0.08)      $  (1.38)      $  (0.24)
                                                    ========       ========       ========       ========

Weighted average shares used in computing
  pro forma basic net loss per share                  27,782         24,222         27,608         21,891
                                                    ========       ========       ========       ========



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

                             GADZOOX NETWORKS, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (unaudited)


                                                                  September 30,
                                                                      2000
                                                                  -------------
ASSETS
Current assets:
   Cash and cash equivalents                                        $  10,775
   Short-term investments                                              30,695
 Accounts receivable, net                                               7,225
   Inventories                                                          9,034
   Prepaid expenses and other current assets                            2,933
                                                                    ---------
       Total current assets                                            60,662

Property and equipment, net                                             7,551
Goodwill                                                               18,869
Other assets                                                            1,517
                                                                    ---------
                                                                    $  88,598
                                                                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of note payable                                   $      33
  Current portion of capital lease obligations                          1,257
  Accounts payable                                                      6,202
  Compensation related accruals                                         1,625
  Other accrued liabilities                                             4,569
                                                                    ---------
       Total current liabilities                                       13,686
Capital lease obligations, net of current portion                         767
                                                                    ---------
       Total liabilities                                               14,453
                                                                    ---------

Stockholders' equity:
  Common stock                                                            139
  Additional paid-in capital                                          152,300
  Deferred compensation                                                  (780)
  Accumulated deficit                                                 (77,514)
                                                                    ---------
       Total stockholders' equity                                      74,145
                                                                    ---------
                                                                    $  88,598
                                                                    =========



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

Note to Editors: Gadzoox and the Gadzoox logo are registered trademark of Gadzoox Networks, Inc. Bitstrip, Denali, Gibraltar, Ventana, SANtools and Capellix are trademarks of Gadzoox Networks, Inc. All other trademarks are property of their respective owners.



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